Leader Funds Trust 485BPOS

Exhibit 99.(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm that audited the restated financial statements and financial highlights of the Leader Capital Short Term High Yield Bond Fund and the Leader Capital High Quality Income Fund (collectively, the “Funds”), each a series of Leader Funds Trust, for the year ended July 31, 2024, and issued a revised audit report dated November 21, 2025, we hereby consent to the inclusion and incorporation by reference of that report in this Post-Effective Amendment No. 26 under the Securities Act of 1933 and Amendment No. 24 under the Investment Company Act of 1940 to the Funds’ Registration Statement on Form N-1A (File Nos. 333-229484 and 811-23419).

We also consent to all references to our firm included in or made a part of the Registration Statement, including the references to our firm under the headings “Financial Highlights” in the prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Huntingdon Valley, Pennsylvania

November 26, 2025